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                                                                   EXHIBIT 10.28




                         AMENDED AND RESTATED VOTING AGREEMENT


         THIS AMENDED AND RESTATED VOTING AGREEMENT (the "Agreement") is made and entered into effective the 20th day of September, 1995, by and among shareholders of PACKAGED ICE, INC., A TEXAS CORPORATION (the "Company") who execute a counterpart of this Agreement (individually, a "Shareholder," and collectively, the "Shareholders") and the Company.

                              W I T N E S S E T H:

         WHEREAS, Norwest Equity Partners V, A Minnesota Limited Partnership ("Norwest") and The Food Fund II, Limited Partnership ("Food Fund") have purchased a total of 420,000 shares of Common Stock of the Company and 450,000 shares of the Company's Series A Convertible Preferred Stock; and

         WHEREAS, there is a continuing desire on behalf of the Shareholders of the Company to preserve and maintain competent management for the Company; and

         WHEREAS, two Voting Agreements pursuant to Article 2.30B of the Texas Business Corporation Act, as amended (the "TBCA"), were entered into on January 9, 1992, and January 4, 1994, respectively, to ensure competent management for the Company; and

         WHEREAS, the amendment and restatement of the Voting Agreements to include Norwest and Food Fund and to make other amendments and modifications thereto is in the best interests of the Company.

         NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the Shareholders hereby amend and restate all prior Voting Agreements between the Company and its Shareholders as follows:

         1. OWNERSHIP OF SHARES. Each Shareholder represents and warrants to the other Shareholders that, on the date hereof, he beneficially owns and is the registered holder of the number of shares of common stock, $.01 par value per share, of the Company ("Common Stock") and Series A Convertible Preferred Stock ("Series A Preferred Stock") set forth below his name on the signature page of this Agreement. All of such shares of Common Stock and Series A Preferred Stock and any additional shares of Common Stock or Series A Preferred Stock hereinafter acquired by the Shareholders (including, without limitation, any shares of stock issued in connection with a conversion of Series A Preferred Stock, stock split, stock dividend or recapitalization of the Company) are collectively referred to herein as the "Shares."

         2. INSPECTION OF AGREEMENT. A counterpart of this Agreement shall be deposited with the Company at its principal offices, and shall be open to inspection by any


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shareholder of the Company, in person or by agent or attorney, to the same extent as such shareholder would be entitled to examine the books and records of the Company under article 2.44 of the TBCA or other applicable law.

         3. STOCK CERTIFICATES. Each certificate representing the Shares, and each certificate that may be issued and delivered upon transfer of such Shares, shall contain the following legend:

                 "The shares evidenced by this certificate are subject to the provisions of the Amended and Restated Voting Agreement dated September 20, 1995, a counterpart of which has been deposited with the Company at its principal office."

         4. ELECTION OF DIRECTORS. At each annual meeting of the shareholders of the Company, or at each special meeting of the shareholders of the Company involving the election of directors of the Company, and at any other time at which shareholders of the Company will have the right to or will vote for or render consent in writing regarding the election of directors of the Company, then and in each event, the Shareholders hereby covenant and agree to vote all shares of capital stock of the Company presently owned or hereafter acquired by them (whether owned of record or over which any person exercises voting control) in favor of the following actions:

                 (A)  to fix and maintain the number of directors at five (5);

                 (B) to cause and maintain the election to the Board of Directors of the Company of (i) James F. Stuart ("Stuart"), (ii) one representative designated by Food Fund, who shall initially be Richard Coonrod,
(iii) one representative designated by Norwest, who shall initially be Steven
R. Sefton, (iv) one representative designated by Steven P. Rosenberg, who shall initially be Steven P. Rosenberg and (v) A. J. Lewis, III ("Lewis").

         The rights of a party to designate a representative to be elected to the Board of Directors shall terminate in the event such party, his Affiliates and Family Members shall own less than 50% of the Shares which such persons owned as of the date hereof, adjusted for stock dividends, stock splits, reverse stock splits, reorganizations, recapitalizations and the like. "Affiliate" shall have the meaning as set forth in Rule 405 of the Securities Act of 1933. "Family Member" shall mean such person's spouse, siblings, parents, children, or other lineal descendants (whether by adoption or consanguinity), and shall also mean a trust, the primary beneficiary of which is the person's spouse, siblings, parents, children, or other lineal descendants (whether by adoption or consanguinity).

         None of the parties entitled to designate directors hereunder shall vote to remove either Stuart, Lewis, or any director designated by any other party or group of Shareholders pursuant hereto, except for bad faith or willful misconduct. Each of the parties hereto shall vote or cause to be voted all shares owned by them or over which they have voting control (i) to remove from the Board of Directors any director designated by any party pursuant hereto at the request of such party,





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and (ii) to fill any vacancy in the membership of the Board of Directors with a designee of the party whose designee's resignation or removal from the Board caused such vacancy.

         The Company shall provide to each party entitled to designate directors hereunder prior written notice of any intended mailing of notice to stockholders for a meeting at which directors are to be elected, and any party entitled to designate directors pursuant hereto shall notify the Company in writing, prior to such mailing, of the person(s) designated by it or them as its or their nominee(s) for election as director(s).

         If any party entitled to designate directors hereunder fails to give notice to the Company as provided above, it shall be deemed that the designee of such party then serving as director shall be its designee for reelection.

         Each party entitled to designate directors hereunder hereby agrees that the Company shall not have any executive or similar committee of the Board of Directors unless the Board of Directors unanimously consents to the formation of such committee.

         If Stuart or Lewis shall cease to serve for any reason, the Shareholders will negotiate in good faith a replacement for Stuart or Lewis and, failing agreement, such replacement shall be designated by the majority of the Shareholders.

         5. TERM. The term of this Agreement shall commence on the date hereof and shall continue until the earlier of (i) the written agreement executed by the holders of not less than eighty percent (80%) of the Shareholders (in interest, with Common Stock and Series A Preferred Stock voting as a single class, with the Series A Preferred Stock Voting on an as-converted basis) to terminate this Agreement; (ii) the completion by the Company of a firmly underwritten initial public offering of the Company's Common Stock pursuant to the Securities Act of 1933, as amended, resulting in aggregate net proceeds to the Company and its Shareholders of $7,500,000 or more; or (iii) the merger or consolidation of the Company with or into another entity which results in the Shareholders of the Company holding less than 50% of the voting securities of the surviving entity, or the sale of all or substantially all of the Company's assets.

         6. SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, legal representatives and assigns (including each transferee of any party's Common Stock; provided, however, no transferee of Common Stock in a public offering registered under the Securities Act of 1933 or in an unsolicited open market sale effected through a securities broker shall be bound by or entitled to the benefits of this Agreement. As used in this Agreement, the term "Shareholder" shall include any transferee of such a person, as appropriate, who is bound by and entitled to the benefits of this Agreement under the preceding sentence.





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         7.      ENFORCEABILITY.  The Shareholders jointly and severally agree that upon deposit of a counterpart of this Agreement at the principal office of the Company as provided above and upon endorsement of the above-described legend upon the certificates representing the Shares, this Agreement shall be specifically enforceable by the Shareholders in a court of competent jurisdiction, which remedy shall be in addition to and not exclusive of any other remedies that may be available to them at law or in equity.

         8. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

         9. AMENDMENT. This Agreement may be amended, and any provision hereof may be waived, only by a written agreement executed by 80% of the Shareholders (in interest, with the Common Stock and Series A Preferred Stock voting as a single class, with the Series A Preferred Stock Voting on an as-converted basis.)

         10. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding of the parties with respect to the subject matter hereof. Any and all prior Voting Agreements, discussions, representations, negotiations, understandings and agreements are hereby merged into this Agreement and shall not survive the execution hereof.

         11. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument. A facsimile of an executed Agreement shall be deemed to be an original, executed counterpart.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.


                 The Company:               PACKAGED ICE, INC.


                                            By:
                                               ----------------------------
                                               JAMES F. STUART, President





                             SIGNATURE PAGE FOLLOWS





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                                        Shareholders:


                                        -------------------------------

                                        Printed Name:
                                                     ------------------

                                        Number of Shares of Common Stock:

                                        ----------------

                                        Number of Shares of Series A Preferred
                                        Stock:

                                        ----------------






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